                                                                      EXHIBIT 21


                              LIST OF SUBSIDIARIES


NAME (1)                                                       JURISDICTION
--------                                                       ------------
CIHC, Incorporated                                              Delaware
   American Life and Casualty Marketing Division Co.            Iowa
   Wabash Life Insurance Company                                Kentucky
     Conseco Life Insurance Company                             Indiana
   Capitol American Financial Corporation                       Ohio
     Conseco Health Insurance Company                           Arizona
       Frontier National Life Insurance Company                 Ohio
   Pioneer Financial Services, Inc.                             Delaware
       Pioneer Life Insurance Company                           Illinois
         Health and Life Insurance Company of America           Illinois
         Manhattan National Life Insurance Company              Illinois
           Conseco Medical Insurance Company                    Illinois
   Conseco Financial Services, Inc.                             Delaware
   Jefferson National Life Insurance Company of Texas           Texas
       Conseco Annuity Assurance Company                        Illinois
          Vulcan Life Insurance Company (2)                     Indiana
       Conseco Direct Life Insurance Company                    Pennsylvania
       Providential Life Insurance Company                      Arkansas
       Bankers Life Insurance Company of Illinois               Illinois
          Bankers Life and Casualty Company                     Illinois
            Certified Life Insurance Company                    Illinois
       Washington National Corporation                          Delaware
          Washington National Financial Services, Inc.          Illinois
          Washington National Insurance Company                 Illinois
            Washington National Development Company             Delaware
            United Presidential Corporation                     Indiana
              United Presidential Life Insurance Company        Indiana
          Conseco Variable Insurance Company                    Texas
       Conseco Senior Health Insurance Company                  Pennsylvania
         Continental Life Insurance Company                     Texas
         United General Life Insurance Company                  Texas
         Conseco Life Insurance Company of New York             New York
   Bankers National Life Insurance Company                      Texas
       National Fidelity Life Insurance Company                 Missouri
   CNC Entertainment Nevada, Inc.                               Nevada
   Conseco Services, L.L.C.                                     Indiana
       Conseco Marketing, L.L.C.                                Indiana
   Consumer Acceptance Corporation                              Indiana
   Conseco Group Risk Management Company                        Mississippi
   Lincoln American Life Insurance Company                      Tennessee
Conseco Private Capital Group, Inc.                             Indiana
Conseco Equity Sales, Inc.                                      Texas
Conseco Global Investments, Inc.                                Delaware
CNC Real Estate, Inc.                                           Delaware
Conseco Entertainment, Inc.                                     Indiana
   Conseco Entertainment, L.L.C.                                Indiana
Marketing Distribution Systems Consulting Group, Inc.           Delaware
Conseco Risk Management, Inc.                                   Indiana
Conseco Mortgage Capital, Inc.                                  Delaware
Conseco Capital Management, Inc                                 Delaware

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

NAME (1)                                                       JURISDICTION
--------                                                       ------------
Green Tree Financial Corporation                                Delaware
     Green Tree Financial Servicing Corporation                 Delaware
       Piper Financial Services, Inc.                           Minnesota
       Green Tree Financial Loan Company                        Minnesota
       Green Tree Retail Services Bank, Inc.                    South Dakota
       Green Tree Titling Holding Company I                     Delaware
          G.T. Titling, LLC I                                   Delaware
          G.T. Titling, LLC II                                  Delaware
          Green Tree Titling Limited Partnership I              Delaware
          Green Tree Titling Limited Partnership II             Delaware
               Green Tree Leasing Trust                         Delaware
     Green Tree Financial Corp. - Alabama                       Delaware
     Green Tree Financial Corp. - Texas                         Delaware
     Green Tree Credit Corp.                                    New York
     Green Tree Consumer Discount Company                       Pennsylvania
     Green Tree Vendor Services Corporation                     Delaware
          Green Tree Lease Finance I, Inc.                      Minnesota
          Green Tree Lease Finance I, LLC                       Delaware
          Green Tree Lease Finance II, Inc.                     Minnesota
               Green Tree Lease Finance 1997-1, LLC             Delaware
               Green Tree Lease Finance 1998-1, LLC             Delaware
               Green Tree Warehouse I, LLC                      Delaware
     Conseco Bank, Inc.                                         Utah
     Green Tree Financial Canada Holding Company                Delaware
          Green Tree Financial Canada Company                   Nova Scotia
     Green Tree Finance Corp. - One                             Minnesota
     Green Tree Finance Corp. - Two                             Minnesota
     Green Tree Finance Corp. - Three                           Minnesota
     Green Tree Finance Corp. - Five                            Minnesota
     Green Tree Finance Corp. - Six                             Minnesota
     Green Tree Manufactured Housing Net Interest
      Margin Finance Corp. I                                    Delaware
     Green Tree Manufactured Housing Net Interest
      Margin Finance Corp. II                                   Delaware
     Green Tree Residual Finance Corp. I                        Minnesota
     Green Tree Floorplan Funding Corp.                         Delaware
     Green Tree Retail Services Funding Corp.                   Minnesota
     MaHCS Guaranty Corporation                                 Delaware
     Green Tree RECS Guaranty Corporation                       Minnesota
     Green Tree RECS II Guaranty Corporation                    Minnesota
     Green Tree First GP Inc.                                   Minnesota
     Green Tree Second GP Inc.                                  Minnesota
     Green Tree Agency, Inc.                                    Minnesota
          Green Tree Agency of Alabama, Inc.                    Alabama
          Green Tree Agency of Kentucky, Inc.                   Kentucky
          Crum-Reed General Agency, Inc.                        Texas
          Dealer Service Trust Corporation                      Minnesota
          G.T. Reinsurance Limited                              Turks and Caicos
     Green Tree Agency of Nevada, Inc.                          Nevada
     GTA Agency, Inc.                                           New York
     Rice Park Properties Corporation                           Minnesota
     Consolidated Acceptance Corporation                        Nevada
          Woodgate Consolidated Incorporated                    Texas
               Woodgate Utilities Incorporated                  Texas

[FN]
(1) Except otherwise indicated, each company is a direct or indirect wholly owned subsidiary of the indicated parent.

(2) Conseco Annuity Assurance Company owns 98 percent of Vulcan Life Insurance Company.